Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan of Insmed Incorporated of our report dated March 16, 2011, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Insmed Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metropark, New Jersey

July 13, 2011